Exhibit 10.1

DIRECTOR SERVICES AGREEMENT

This Director Services Agreement (this “Agreement”), dated as of April 25, 2019 (the “Effective Date”), is entered into by and between HYRECAR INC., a Delaware corporation (the “Company”), and JAYAPRAKASH VIJAYAN, an individual (“Director”).

RECITALS

WHEREAS, the Company desires to retain the services of Director for the benefit of the Company and its stockholders; and

WHEREAS, Director desires to serve on the Company’s Board of Directors for the period of time and subject to the terms and conditions set forth herein.

NOW, THEREFORE, for valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Board Duties.

(a) Director agrees to provide services to the Company as a member of the Board of Directors as of the Effective Date. Director shall, for so long as he remains a member of the Board of Directors, meet with the other members of the Board of Directors and/or the Company’s executive officers upon request (including, but not limited to, quarterly meetings to take place either in-person at the Company’s corporate offices or telephonically), at dates and times mutually agreeable to the parties, to discuss any matter involving the Company (including any subsidiary). Director acknowledges and agrees that the Company may rely upon Director’s expertise in business disciplines where Director has significant experience with respect to the Company’s business operations and that such requests may require substantial additional time and efforts in addition to Director’s customary service as a member of the Board of Directors.

(b) Director understands that as a member of the Board of Directors he is bound by the duties of care, loyalty and good faith. As such, (i) Director may not use Director’s position of trust and confidence to further Director’s private interests, (ii) Director must inform himself of all material information reasonably available before voting on a transaction, and (iii) Director may act as a member of the Board of Directors only for the purpose of advancing the best interests of the Company and all of its stockholders. Director may not intentionally violate applicable law and may not consciously disregard Director’s duties to the Company (including any subsidiary) and its stockholders. Membership on the Board of Directors shall require adherence to board member conduct policies adopted by the Board of Directors and enforced equally upon all directors.

2. Compensation. As compensation for the services provided herein, subject to the approval of the Company’s Board of Directors, the Director shall receive non-qualified stock options to purchase up to 75,000 shares of the Company’s common stock, par value $0.00001 per share (the “Options”), and restricted stock units equivalent to 25,000 shares of the Company’s common stock, par value $0.00001 per share (the “RSUs”), (subject to adjustment for any reverse or forward stock split) issued under the Company’s 2018 Equity Incentive Plan (the “Plan”), in accordance with the terms of a Stock Option Agreement in substantially the form attached hereto as Exhibit A. Subject to the terms of forfeiture, termination and acceleration provided for in the Plan, the Options and the RSUs shall each vest over twenty four months (24) months in equal quarterly installments. The Options shall have an exercise price of $5.53 per share.

3. Reimbursement of Expenses. The Company will reimburse Director for qualified business expenses incurred on behalf of the Company in discharging Director’s duties as member of the Board of Directors, provided that any such expense in excess of $100 is approved in advance by the Company’s Chief Executive Officer or Chief Financial Officer and provided further that Director shall provide the Chief Financial Officer with reasonable substantiating documentation relating to such expenses prior to reimbursement. Upon the conclusion of Director’s service hereunder, any property of the Company, including, without limitation, laptops, personal computers and related equipment, used by Director may (if the Company agrees) be purchased by Director from the Company at its then current fair market value, to be determined in good faith by the Chief Financial Officer of the Company, or returned to the Company.

4. Non-Disparagement. Director agrees to forbear from making, causing to be made, publishing, ratifying or endorsing any and all disparaging remarks, derogatory statements or comments to any third party with respect to the Company and its affiliates, including, without limitation, the Company’s subsidiaries (if any), officers, directors and employees (collectively, the “Company Parties”) .. Further, Director hereby agrees to forbear from making any public or non-confidential statement with respect to any of the Company Parties. The duties and obligations of this paragraph 4 shall continue following the termination of this Agreement.

5. Confidentiality. Director agrees that Director will have access to and become acquainted with confidential proprietary information of the Company and its subsidiaries (if any) (“Confidential Information”) which is owned by the Company and any subsidiary and is regularly used in the operation of the Company’s and any subsidiary’s business. As used in this Agreement, the term “Confidential Information” shall mean proprietary and non-public information of the Company including, but not limited to: (i) information that has, or could have, commercial value for the business in which the Company or any of its subsidiaries (if any) is engaged, or in which the Company or its subsidiaries (if any) may engage at a later time, and (ii) information that, if disclosed without authorization, could be detrimental to the economic interests of the Company or any of its subsidiaries. Director agrees that the term “Confidential Information” includes, without limitation, any patent, patent application, copyright, trademark, trade name, service mark, service name, “know-how,” negative “know-how,” trade secrets, customer and supplier identities, characteristics and terms of agreement, details of customer or consultant contracts, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, business acquisitions plans, science or technical information, ideas, discoveries, designs, computer programs (including source codes), financial forecasts, unpublished financial information, budgets, processes, procedures, formulae, improvements or other proprietary or intellectual property of the Company, whether or not in written or tangible form, and whether or not registered, and including all memoranda, notes, summaries, plans, reports, records, documents and other evidence thereof. Director acknowledges that all Confidential Information, whether prepared by Director or otherwise acquired by Director in any other way, shall remain the exclusive property of the Company. Director promises and agrees that Director shall not misuse, misappropriate, or disclose in any way to any person or entity any of the Company’s Confidential Information, either directly or indirectly, nor will Director use the Confidential Information in any way or at any time except as required in the course of Director’s business relationship with the Company. Director agrees that the sale or unauthorized use or disclosure of any of the Company’s Confidential Information constitutes unfair competition. Director promises and agrees not to engage in any unfair competition with the Company and will take measures that are appropriate to prevent its employees or contractors from engaging in unfair competition with the Company. Director further agrees that, at any time, upon the request of the Company and without further compensation, but at no expense to Director, Director shall perform any lawful acts, including the execution of papers and oaths and the giving of testimony, that in the opinion of the Company, its successors or assigns, may be necessary or desirable in order to obtain, sustain, reissue and renew, and in order to enforce, perfect, record and maintain, patent applications and United States and foreign patents on the Company’s or any of its subsidiaries’ inventions, and copyright registrations on the Company’s and its subsidiaries’ inventions. The duties and obligations of this paragraph 5 shall continue, even after the termination of this Agreement.

6. Term. Except as otherwise provided herein, the term of this Agreement and the duties and obligations of Director and the Company under it shall continue until the earlier of (i) the date that the Company’s stockholders fail to re-elect Director as a member of the Company’s Board of Directors, including as a result of the failure by the Company to nominate Director as a candidate for election or (ii) the date that Director ceases to be a member of the Company’s Board of Directors for any reason. Director may voluntarily resign Director’s position on the Board of Directors at any time and such resignation shall not be considered a breach of this Agreement.

7. Cooperation. Director will notify the Company promptly if Director is subpoenaed or otherwise served with legal process in any matter involving the Company or any subsidiary and will cooperate in the review, defense or prosecution of any such matter. Director will notify the Company if any attorney who is not representing the Company contacts or attempts to contact Director (other than Director’s own legal counsel) to obtain information that in any way relates to the Company or any subsidiary, and Director will not discuss any of these matters with any such attorney without first so notifying the Company and providing the Company with an opportunity to have its attorney present during any meeting or conversation with any such attorney. In the event of any claim or litigation against the Company or Director based upon any alleged conduct, acts or omissions of Director during Director’s tenure as a director of the Company, Director will provide to the Company such information and documents as are necessary and reasonably requested by the Company or its counsel, subject to restrictions imposed by federal or state securities laws or court order or injunction. The foregoing shall be subject to the terms and conditions of any indemnification agreement entered into between the Company and Director, the terms and conditions of which shall govern and shall supersede this paragraph 7 in the event of any conflict between this paragraph 7 and such indemnification agreement.

8. Entire Agreement. This Agreement represents the entire agreement among the parties with respect to the subject matter herein.

9. Governing Law. This Agreement shall be governed by the law of the State of Delaware, without regard to any conflicts of laws provisions. Any action or proceeding arising out of or relating to this Agreement shall be filed in, heard and litigated solely before the state or federal courts located within Los Angeles County, California. Each party generally and unconditionally accepts the exclusive jurisdiction of such courts and venue therein. THE PARTIES HEREBY WAIVE THEIR RIGHTS TO A TRIAL BY JURY TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW.

10. Injunctive Relief. It is agreed that the rights and benefits of the Company pursuant to Sections 1, 4, 5, 6 and 7 of this Agreement are unique and that no adequate remedy exists at law if Director shall fail to perform, or breaches, any of Director’s obligations thereunder, that it would be difficult to determine the amount of damages resulting therefrom, and that any such breach would cause irreparable injury to the Company. Therefore, the Company shall be entitled to injunctive relief to prevent or restrain any such breach of this Agreement by Director.

11. Insurance. The Company shall use commercially reasonable efforts to maintain directors’ and officers’ liability insurance throughout the term of Director’s service to the Company as a director, in amounts and with such carrier(s) and on such terms as determined by the Board of Directors, or any committee of the Board of Directors empowered for such purpose.

[Signature page follows]

In witness whereof, the parties hereto enter into this Agreement as of the date first set forth above.

COMPANY:

HYRECAR INC.

By:	/s/ Joseph Furnari
Name:	Joseph Furnari
Title:	Chief Executive Officer

DIRECTOR:

/s/ Jayaprakash Vijayan
JAYAPRAKASH VIJAYAN

EXHIBIT A

Form of Stock Option Agreement

[attached hereto]

HYRECAR INC.

2018 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

This Stock Option Agreement (this “Agreement”) is made and entered into as of the date set forth on the signature page hereto by and between Hyrecar Inc, a Delaware corporation (the “Company”), and the undersigned participant (“Participant”). Unless otherwise defined herein, capitalized terms used herein shall have the same defined meanings as set forth in the Hyrecar Inc. 2018 Equity Incentive Plan attached hereto as Exhibit A (the “Plan”). The plan and all agreements thereunder are subject to the approval of the board of directors of the Company.

I.	NOTICE OF STOCK OPTION GRANT

Participant has been granted an option to purchase Common Stock, subject to the terms and conditions of the Plan and this Agreement, as follows:

Participant:
Address:

Grant Number:
Grant Date:
Vesting Commencement Date:
Exercise Price per Share:	$
Number of Shares Subject to Option:
Total Exercise Price:
Type of Option:		ISO	NSO
Term/Expiration Date:				, or earlier as provided in the Plan or this Agreement

Vesting Schedule; Accelerated Vesting:

This Option shall become vested and exercisable, in whole or in part, according to the following vesting schedule:

Termination Period:

This Option shall be exercisable for three months after Participant ceases to be a service provider, unless such termination is due to Participant’s death or disability, in which case this Option shall be exercisable for 12 months after Participant ceases to be a service provider. Notwithstanding the foregoing sentence, in no event may this Option be exercised after the Term/Expiration Date as provided above, and this Option may be subject to earlier termination as provided in the Plan.

II.	AGREEMENT

1. Grant of Option. In consideration of the services to be rendered by Participant to the Company or any Affiliate and subject to the terms and conditions of the Plan and this Agreement, the Administrator hereby grants to Participant an option (this “Option”) to purchase the number of Shares set forth in the Notice of Stock Option Grant in Part I of this Agreement, at the Exercise Price per Share set forth in the Notice of Stock Option Grant in Part I of this Agreement (the “Exercise Price”).

If designated as an ISO in the Notice of Stock Option Grant in Part I of this Agreement, this Option is intended to qualify as an Incentive Stock Option; provided, however, that, to the extent that the aggregate Fair Market Value (determined at the time of grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by Participant during any calendar year (under all plans of the Company and any Affiliate) exceeds $100,000, such Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options. Further, if for any reason this Option (or portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, this Option (or portion thereof) shall be regarded as a Nonstatutory Stock Option. In no event shall the Administrator, the Company or any Affiliate, or any of their respective employees or directors, have any liability to Participant (or any other Person) due to the failure of this Option (or portion thereof) to qualify for any reason as an Incentive Stock Option.

2. Exercise of Option.

(a) Right to Exercise. This Option shall be exercisable during its term in accordance with (i) the Vesting Schedule set out in the Notice of Stock Option Grant in Part I of this Agreement and (ii) the applicable provisions of the Plan and this Agreement. This Option may not be exercised for a fraction of a Share.

(b) Method of Exercise. This Option shall be exercisable by delivery of an option exercise notice in the form attached hereto as Exhibit B (the “Option Exercise Notice”) or in a manner and pursuant to such procedures as the Administrator may determine, which shall state the election to exercise this Option, the whole number of Shares with respect to which this Option is being exercised, and such other representations and agreements as may be required by the Company. If someone other than Participant exercises this Option, as permitted by the Plan, then such Person must submit documentation reasonably acceptable to the Company verifying that such Person has the legal right to exercise this Option. The Option Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all exercised Shares, together with any applicable tax withholding. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Option Exercise Notice accompanied by the aggregate Exercise Price, together with any applicable tax withholding.

3. Participant’s Representations. If the Common Stock has not been registered under the Securities Act at the time this Option is exercised, Participant shall concurrently with the exercise of all or any portion of this Option, if required by the Company, deliver to the Company Participant’s Investment Representation Statement in the form attached hereto as Exhibit C.

4. Lock-Up Period. Participant will not, during the period commencing on the date of the final prospectus relating to the registration by the Company for its own behalf of shares of its Common Stock or any other equity securities under the Securities Act on a Form S-1 (excluding a registration relating solely to employee benefit plans on Form S-1) or Form S-3 and ending on the date specified by the Company and the underwriter(s) (such period not to exceed 180 days in the case of the Company’s IPO or 90 days in the case of any registration other than the Company’s IPO, or such other period as may be requested by the Company or the underwriters to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including the restrictions contained in NASD Rule 2711(f)(4) or NYSE Rule 472(f)(4) (or any successor provisions or amendments thereto), as applicable), (A) sell, dispose of, make any short sale of, offer, hypothecate, pledge, contract to sell, grant any option or contract to purchase, purchase any option or contract to sell, grant any right or warrant to purchase, lend or otherwise transfer or encumber, directly or indirectly, any Shares or other securities convertible into or exercisable or exchangeable (directly or indirectly) for shares of Common Stock (whether such Shares or other securities are then held by Participant or thereafter acquired) (such Shares and other securities, the “Lock-Up Shares”) or (B) enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Lock-Up Shares. The foregoing provisions of this Section II.4 shall not prevent the exercise of any repurchase option in favor of the Company or apply to the sale of any Lock-Up Shares to an underwriter pursuant to an underwriting agreement or to the Transfer (as defined in Section II.7) of any Lock-Up Shares by Participant to any trust for the direct or indirect benefit of Participant or an Immediate Family Member (as defined in the Option Exercise Notice) of Participant (provided that the trustee of the trust agrees, in writing, to be bound by the restrictions set forth herein and provided further that any such Transfer (as defined in Section II.7) does not involve a disposition for value). Participant shall execute such documents as may be reasonably requested by the Company or the underwriters in connection with any registered offering described in this Section II.4 and that are consistent with this Section II.4 or necessary to give further effect thereto.

5. Method of Payment. To the extent permitted by Applicable Laws, payment of the aggregate Exercise Price as to all exercised Shares shall be by any of the following methods, or a combination thereof, at Participant’s election:

(a) cash;

(b) check;

(c) surrender of other Shares which (i) shall be valued at their Fair Market Value on the date of exercise and (ii) must be owned by Participant free and clear of any liens, claims, encumbrances or security interests, if accepting such Shares, in the Administrator’s sole discretion, will not result in any adverse accounting consequences to the Company; or

(d) consideration received by the Company under a cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan.

Any fraction of a Share which would be required to pay such aggregate Exercise Price shall be disregarded, and the remaining amount due shall be paid in cash by Participant.

6. Restrictions on Exercise. This Option may not be exercised unless the issuance of Shares upon such exercise, or the method of payment of consideration for such Shares, complies with Applicable Laws. Assuming such compliance, Shares shall be considered transferred to Participant, for income tax purposes, on the date on which this Option is exercised with respect to such Shares.

7. Non-Transferability of Option. This Option (or, prior to exercise, the Shares subject to this Option) may not be sold, pledged, assigned, hypothecated or otherwise transferred in any manner, including by entering into any short position, any “put equivalent position” or any “call equivalent position” (as defined in Rule 16a-1(h) and Rule 16a-1(b), respectively, of the Exchange Act), whether by operation of law or otherwise (“Transfer”), other than by will or by the laws of descent and distribution, and may be exercised, during the lifetime of Participant, only by Participant. The terms of the Plan and this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of Participant.

8. Term of Option. This Option may be exercised only (i) within the term set out in the Notice of Stock Option Grant in Part I of this Agreement and (ii) in accordance with the terms and conditions of the Plan and this Agreement.

9. Tax Obligations.

(a) Tax Withholding. Participant agrees to make appropriate arrangements satisfactory to the Company to pay or provide for the satisfaction of all federal, state, local, foreign and other taxes (including Participant’s FICA obligation) required to be withheld with respect to the exercise of this Option. Participant acknowledges and agrees that the Company may refuse to honor the exercise of this Option, and refuse to deliver the Shares, if such withholding amounts are not delivered by Participant at the time of exercise.

(b) Notice of Disqualifying Disposition of ISO Shares. If this Option is an Incentive Stock Option, and if Participant makes a “disposition” (as defined in Section 424 of the Code) of all or any portion of the Shares acquired upon exercise of this Option within two years from the Grant Date set out in the Notice of Stock Option Grant in Part I of this Agreement or within one year after issuance of the Shares acquired upon exercise of this Option, then Participant shall immediately notify the Company in writing as to the occurrence of, and the price realized upon, such disposition. Participant agrees that Participant may be subject to income tax withholding by the Company on the compensation income recognized by Participant.

(c) Section 409A of the Code. Under Section 409A of the Code, an Option that was granted with a per Share exercise price that is determined by the U.S. Internal Revenue Service (the “IRS”) to be less than the Fair Market Value of a Share on the date of grant (a “discount option”) may be considered “deferred compensation.” An Option that is a “discount option” may result in (i) income recognition by Participant prior to the exercise of this Option, (ii) an additional 20% federal income tax, (iii) potential penalty and interest charges, and (iv) additional state income, penalty and interest tax to Participant (collectively, “409A Penalties”). Participant acknowledges that the Company cannot guarantee, and has not guaranteed, that the IRS will agree, in a later examination, that the per Share exercise price of this Option equals or exceeds the Fair Market Value of a Share on the date of grant. Participant agrees that, if the IRS determines that this Option is a “discount option,” Participant shall be solely responsible for Participant’s costs related to such a determination, including any 409A Penalties.

10. General Provisions.

(a) Power and Authority. Participant hereby represents to the Company that

(i) Participant has full power and authority and legal capacity to enter into, execute and deliver this Agreement and to perform fully Participant’s obligations hereunder, (ii) the execution, delivery and performance of this Agreement by Participant does not conflict with, constitute a breach of or violate any arrangement, understanding or agreement to which Participant is a party or by which Participant is bound, and (iii) this Agreement has been duly and validly executed and delivered by Participant and constitutes the legal, valid and binding obligation of Participant, enforceable against Participant in accordance with its terms.

(b) Survival. The representations, warranties, covenants and agreements made in or pursuant to this Agreement shall survive the execution and delivery hereof and shall not be affected by any investigation made by or on behalf of any party hereto.

(c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to conflict-of-law principles.

(d) Entire Agreement. This Agreement, together with the attached Exhibits, sets forth the entire agreement and understanding between the parties hereto relating to the subject matter hereof and supersedes all prior and contemporaneous understandings, agreements, discussions, representations and warranties, both written and oral, between the parties hereto, including any representations made during any interviews or relocation negotiations, with respect to such subject matter. In the event of a conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan shall prevail.

(e) Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered (i) when delivered personally, (ii) one business day after being deposited with an overnight courier service (costs prepaid), (iii) when sent by facsimile or e-mail if sent during normal business hours and on the next business day if sent after normal business hours, in each case with confirmation of transmission by the transmitting equipment, or (iv) when received or rejected by the addressee, if sent by certified mail, return receipt requested, postage prepaid, in each case to the addresses, facsimile numbers or e-mail addresses and marked to the attention of the persons designated (by name or title) on the signature page hereto, as applicable, or to such other address, facsimile number, e-mail address or person as such party may designate by a notice delivered to the other party hereto.

(f) Successors and Assigns; Transfers. The Company may assign this Agreement, and its rights and obligations hereunder, in whole or in part, to any successor or assign (whether direct or indirect, by purchase, merger, consolidation, sale of assets or stock or otherwise). Except as set forth herein, (x) neither this Agreement nor any rights, duties and obligations hereunder shall be assigned, transferred, delegated or sublicensed by Participant without the Company’s prior written consent and (y) any attempt by Participant to assign, transfer, delegate or sublicense this Agreement or any rights, duties or obligations hereunder, without the Company’s prior written consent, shall be void. Subject to any restrictions on transfer set forth herein, this Agreement shall be binding upon, and enforceable against, (i) the Company and its successors and assigns and (ii) Participant and his or her heirs, executors, successors, assigns, administrators and other legal representatives. Except as set forth herein, any transfer in violation of any restriction upon transfer contained in any provision hereof shall be void, unless such restriction is waived in accordance with the terms hereof.

(g) Modification and Waiver. This Agreement may not be amended, modified or supplemented except by a written instrument signed by an authorized representative of each party hereto. Any term or provision hereof may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof. Any such waiver or extension shall be validly and sufficiently authorized for the purposes hereof if, as to any party, it is authorized in writing by an authorized representative of such party. The failure or delay of any party to enforce at any time any provision hereof shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach hereof shall be held to constitute a waiver of any other or subsequent breach.

(h) Further Assurances. Participant shall execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may reasonably be necessary or desirable in the view of the Company to carry out the purposes or intent hereof, including the applicable Exhibits attached hereto.

(i) Severability. Should any provision contained herein be held as invalid, illegal or unenforceable, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the parties with any such modification to become a part hereof and treated as though originally set forth herein.

(j) Interpretation. For purposes of this Agreement, (i) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation,” (ii) the word “or” is not exclusive, (iii) the words “herein,” “hereof,” “hereby,” “hereto,” “hereunder” and words of similar import refer to this Agreement as a whole, and (iv) with respect to the determination of any period of time, “from” means “from and including” and “to” means “to but excluding.” Unless the context otherwise requires, references herein: (A) to a Section or an Exhibit mean a Section or an Exhibit of, or attached to, this Agreement; (B) to agreements, instruments and other documents shall be deemed to include all subsequent amendments, supplements and other modifications thereto; (C) to statutes or regulations are to be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation referred to; (D) to any Person includes such Person’s successors and assigns, but, if applicable, only if such successors and assigns are not prohibited by this Agreement; and (E) to any gender includes each other gender. The Exhibits attached hereto shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein. The titles, captions and headings herein are for convenience of reference only and shall not affect the meaning or interpretation hereof. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

(k) Counterparts. This Agreement may be executed in counterparts, each of which shall be considered an original, but all of which, when taken together, shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each party hereto and delivered to the other party hereto. Delivery of an executed counterpart of a signature page to this Agreement shall be as effective as delivery of a manually executed counterpart of this Agreement. The exchange of copies of this Agreement and of signature pages hereto by facsimile transmission or e-mail shall constitute effective execution and delivery of this Agreement and may be used in lieu of the original Agreement for all purposes. Signatures transmitted by facsimile or e-mail shall be deemed to be original signatures for all purposes.

(l) Service Relationship At Will. Participant acknowledges and agrees that the vesting of this Option pursuant hereto is earned only by his or her continuing service as a service provider at will (and not through the act of being hired, being granted this Option or acquiring Shares hereunder). Participant further acknowledges and agrees that this Agreement, the transactions contemplated hereby and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement as a service provider for the vesting period, or for any period at all, and shall not interfere with the right of either the Company or Participant to terminate Participant’s relationship as a service provider at any time, with or without cause or notice.

(m) Third Party Beneficiary Rights. No provisions hereof are intended, nor shall be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, stockholder, partner or employee of any party hereto or any other Person, unless specifically provided otherwise herein; provided, however, that Section II.4 is intended to benefit the underwriters for any registered offering described in Section II.4, and such underwriters shall have the right, power and authority to enforce the provisions of Section II.4 as though they were parties hereto.

(n) Adjustments. In the event of any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, reincorporation, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, reclassification, repurchase or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares, the Administrator will appropriately adjust the number, class and price of Shares subject to this Option, with such adjustment to be made in accordance with Section 409A of the Code.

(o) No Impact on Other Benefits. The value of this Option is not part of Participant’s normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.

(p) Acceptance. Participant acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof and hereby accepts this Option subject to all of the terms and provisions of the Plan and this Agreement (including all Exhibits attached hereto). Participant has reviewed, and fully understands all provisions of, the Plan and this Agreement in their entirety (including all Exhibits attached hereto) and has had an opportunity to obtain the advice of his or her own legal counsel, tax advisors and other advisors prior to executing this Agreement. Any questions or disputes regarding the interpretation of the Plan or this Agreement (including all Exhibits attached hereto), or arising hereunder or thereunder, shall be submitted by the Company or Participant to the Administrator, and Participant hereby agrees to accept as final, binding and conclusive all decisions, determinations and interpretations of the Administrator upon any such questions or disputes.

(q) Equitable Relief. In the event of a breach or threatened breach by Participant of any provision hereof, Participant hereby consents and agrees that the Company may seek, in addition to other available remedies, injunctive or other equitable relief from any court of competent jurisdiction, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy, and without the necessity of posting any bond or other security. Participant understands that any breach or threatened breach of this Agreement will cause irreparable injury and that money damages will not provide an adequate remedy therefor, and Participant hereby consents to the issuance of an injunction or other equitable relief. The aforementioned equitable relief shall be in addition to, and not in lieu of, legal remedies, monetary damages or other available forms of relief.

(signature page follows)

IN WITNESS WHEREOF, the undersigned have executed this Stock Option Agreement as of April 25, 2019.

COMPANY

HyreCar Inc.

By:
Name:
Title:
Notice Address: 355 South Grand Avenue, Suite 1650
Los Angeles, California 90071

Facsimile:
E-mail:
Attention:

PARTICIPANT

Name:

Notice Address:

Facsimile:

E-mail:

Attention:

Exhibits:

A – 2018 Equity Incentive Plan

B – Option Exercise Notice

[Signature Page to Stock Option Agreement]

EXHIBIT A

HYRECAR INC

2018 EQUITY INCENTIVE PLAN

EXHIBIT B

OPTION EXERCISE NOTICE

HyreCar Inc.

355 South Grand Avenue, Suite 1650

Los Angeles, California 90071

Attention: Secretary

1. Exercise of Option. Effective as of today, ________________, 20__, the undersigned (“Participant”) hereby elects to exercise Participant’s option (the “Option”) to purchase shares (the “Exercised Shares”) of the common stock of Hyrecar Inc, a Delaware corporation (the “Company”), under and pursuant to the Company’s 2018 Equity Incentive Plan (the “Plan”) and that certain Stock Option Agreement made and entered into as of ________, 20__ by and between the Company and Participant (the “Option Agreement”).

2. Delivery of Payment. Participant herewith delivers to the Company the full exercise price of the Exercised Shares, as set forth in the Option Agreement, and any and all withholding taxes due in connection with the exercise of the Option.

3. Representations of Participant. Participant acknowledges that Participant has received, read and understood the Plan and the Option Agreement and agrees to abide, and be bound, by their terms and conditions.

4. Rights as Stockholder. Until the issuance of the Exercised Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or other distributions or any other rights as a stockholder shall exist with respect to the Exercised Shares, notwithstanding the exercise of the Option. The Exercised Shares shall be issued to Participant as soon as practicable after the Option is exercised in accordance with the Option Agreement. No adjustment shall be made for a dividend or distribution or other right for which the record date is prior to the date of issuance, except as provided in Section 13 of the Plan.

5. Tax Consultation. Participant understands that Participant may suffer adverse tax consequences as a result of Participant’s purchase or disposition of the Exercised Shares. Participant represents that Participant has consulted with any tax consultants Participant deems advisable in connection with the purchase or disposition of the Exercised Shares and that Participant is not relying on the Company for any tax advice.

6. Restrictive Legends and Stop-Transfer Orders.

(a) Legends. Participant understands and agrees that the Company shall cause the legends set forth below, or substantially equivalent legends, to be placed upon any certificate(s) evidencing ownership of the Exercised Shares, together with any other legends that may be required by the Company or by applicable federal or state securities laws:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER, A RIGHT OF FIRST REFUSAL AND A LOCK-UP PERIOD IN THE EVENT OF A PUBLIC OFFERING AS SET FORTH IN AGREEMENTS BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SECURITIES, COPIES OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH RESTRICTIONS ON TRANSFER, RIGHT OF FIRST REFUSAL AND LOCK-UP PERIOD ARE BINDING ON TRANSFEREES OF THESE SECURITIES.

(b) Stop-Transfer Notices. In order to ensure compliance with the restrictions referred to herein and in the Option Agreement, including the provisions of Section II.4 of the Option Agreement, the Company may issue appropriate stop-transfer instructions to its transfer agent, if any, and, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c) Refusal to Transfer. The Company shall not be required to transfer on its books any Exercised Shares that have been Transferred in violation of any provision hereof or to treat as owner of such Exercised Shares, or otherwise to accord voting or dividend rights to, any purchaser or other transferee to whom such Exercised Shares shall have been so Transferred. Any attempt to Transfer Exercised Shares in violation hereof shall be null and void and shall be disregarded by the Company.

7. Consent to Notices by Electronic Transmission. Upon becoming a stockholder of the Company and without limiting the manner by which notice otherwise may be given effectively to Participant, Participant hereby consents in accordance with Section 232 of the Delaware General Corporation Law to stockholder notices given by the Company to Participant by any of the following forms of electronic transmission: (i) by facsimile telecommunications to the facsimile number set forth on the signature page to the Option Agreement or to such other facsimile number as Participant may designate by a written notice delivered to the Company; (ii) by electronic mail to the e-mail address set forth on the signature page to the Option Agreement or to such other e-mail address as Participant may designate by a written notice delivered to the Company; (iii) by a posting on an electronic network together with separate notice to Participant of such specific posting; and (iv) by any other form of electronic transmission when directed to Participant.

8. Capitalized Terms. Unless otherwise defined herein, capitalized terms used herein shall have the same defined meanings as set forth in the Plan or, if not defined therein, in the Option Agreement.

9. Governing Law; Severability. This Option Exercise Notice shall be governed by and construed in accordance with the laws of the State of California without regard to conflict-of-law principles. Should any provision contained herein be held as invalid, illegal or unenforceable, such holding shall not affect the validity of the remainder of this Option Exercise Notice, the balance of which shall continue to be binding upon the parties with any such modification to become a part hereof and treated as though originally set forth herein.

[SIGNATURE PAGE FOLLOWS]

Submitted by:	Accepted by:

PARTICIPANT	COMPANY

Name:	By:
Name:
Title:

Date Received:

HYRECAR INC.

2018 EQUITY INCENTIVE PLAN

RESTRICTED SHARE UNIT AGREEMENT

HyreCar Inc., a Delaware corporation, (the “Company”), hereby awards Restricted Share Units to the Participant named below. The terms and conditions of this award (this “Award”) are set forth in this cover sheet and in the attached Restricted Share Unit Agreement (together, this “Agreement”) and in the HyreCar Inc. 2018 Equity Incentive Plan as it may be amended from time to time (the “Plan”).

Date of Award:

Name of Participant:

Number of Restricted Share Units Awarded:

Fair Market Value of a Share on Date of Award:

Initial Vesting Calculation Date:

Vesting Schedule:

Subject to all the terms of this Agreement and your continuous Service through the applicable dates of vesting, you will become vested as to the total Number of Restricted Share Units Awarded, as shown above, in accordance with the following schedule:

In all cases, the resulting aggregate number of vested Shares will be rounded down to the nearest whole number. Upon termination of your Service (your “Date of Termination”) at any time and for any reason or no reason (other than termination due to your death or Disability), all of the then outstanding unvested Restricted Share Units shall be forfeited to the Company without consideration as of your Date of Termination. No partial vesting credit will be provided no matter when your Date of Termination occurs. Notwithstanding the foregoing, upon termination of your Service due to your death or Disability, the unvested Restricted Share Units: (1) shall become vested on an accelerated basis as of your Date of Termination; and (2) become fully vested immediately before a Change in Control.

By signing this cover sheet, you agree to all of the terms and conditions described in this Agreement and in the Plan. You are also acknowledging receipt of this Agreement and a copy of the Plan and the Plan’s prospectus. Any inconsistency between this Agreement and the Plan shall be resolved by reference to the Plan.

Participant:
(Signature)

Company:
(Signature)

Title:

Attachment

HYRECAR INC.

2018 EQUITY INCENTIVE PLAN

RESTRICTED SHARE UNIT AGREEMENT

1. The Plan and Other Agreements	The text of the Plan is incorporated in this Agreement by reference. You and the Company agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement. Unless otherwise defined in this Agreement, certain capitalized terms used in this Agreement are defined in the Plan.

This Agreement and the Plan constitute the entire understanding between you and the Company regarding this Award of Restricted Share Units. Any prior agreements, commitments or negotiations concerning this Award are superseded.

2. Award of Restricted Share Units	The Company awards you the number of Restricted Share Units shown on the cover sheet of this Agreement. The Award is subject to the terms and conditions of this Agreement and the Plan. The Company will not issue any Shares if the issuance of such Shares at that time would violate any law or regulation.

3. Vesting and Settlement	This Award will vest according to the Vesting Schedule described in the cover sheet of this Agreement. To the extent a Restricted Share Unit becomes vested and subject to your satisfaction of any tax withholding obligations as discussed below, each vested Restricted Share Unit will entitle you to receive one Share which will be distributed to you on the earliest of (i) a Change in Control, or (ii) the vesting date set forth in the Vesting Schedule section in the cover sheet to this Agreement. Issuance of such Shares shall be in complete satisfaction of such vested Restricted Share Units. Such settled Restricted Share Units shall be immediately cancelled and no longer outstanding and you shall have no further rights or entitlements related to those settled Restricted Share Units.

4. Transfer of Award	You cannot gift, transfer, assign, alienate, pledge, hypothecate, attach, sell, or encumber this Award. If you attempt to do any of these things, this Award will immediately become invalid. You may, however, dispose of this Award in your will or it may be transferred by the laws of descent and distribution. Regardless of any marital property settlement agreement, the Company is not obligated to recognize your spouse’s interest in your Award in any other way.

5. Termination of Service – General	If, while the unvested Restricted Share Units are outstanding, your Service terminates for any reason, other than being terminated by the Company for Cause or due to your death or Disability, then the unvested portion of your Restricted Share Units shall be forfeited without consideration and shall immediately expire on your Date of Termination.

6. Termination of Service for Cause	If your Service is terminated by the Company for Cause or if you commit an act(s) of Cause while the unvested Restricted Share Units are outstanding, as determined by the Committee in its sole discretion, then you shall immediately forfeit all rights to your unvested Restricted Share Units without consideration, and the entire unvested Restricted Share Units shall immediately expire, and any rights, payments and benefits with respect to the unvested Restricted Share Units shall be subject to reduction or recoupment in accordance with applicable Company policies and the Plan. For avoidance of doubt, your Service shall also be deemed to have been terminated for Cause by the Company if, after your Service has otherwise terminated, facts and circumstances are discovered that would have justified a termination for Cause, including, without limitation, your violation of Company policies or breach of confidentiality or other restrictive covenants or conditions that may apply prior to or after your Date of Termination.

7. Termination of Service due to Death or Disability	If your Service terminates because of your death or Disability, then the unvested portion of your Restricted Share Units shall become vested on an accelerated basis as of your Date of Termination.

8. Leaves of Absence	For purposes of this Award, your Service does not terminate when you go on a bona fide leave of absence that was approved by the Company in writing, if the terms of the leave of absence provide for Service crediting, or when Service crediting is required by applicable law. Your Service terminates in any event when the approved leave of absence ends unless you immediately return to active work.

The Company determines which leaves of absence count for this purpose (along with determining the effect of a leave of absence on vesting of the Award), and when your Service terminates for all purposes under the Plan.

9. Stockholder Rights	As a holder of Restricted Share Units, you shall have no rights other than those of a general creditor of the Company. Subject to the terms of this Agreement, a holder of outstanding Restricted Share Units has none of the rights and privileges of a stockholder of the Company. Without limiting the generality of the foregoing, a holder of outstanding Restricted Share Units has no right to vote or to receive dividends (if any) on the shares represented by such Restricted Share Units. Subject to the terms and conditions of this Agreement, Restricted Share Units create no fiduciary duty of the Company to you and only represent an unfunded and unsecured contractual obligation of the Company. The Restricted Share Units shall not be treated as property or as a trust fund of any kind.

You, or your estate, shall have no rights as a stockholder of the Company with regard to the Award until you have been issued the applicable Shares by the Company and have satisfied all other conditions specified in the Plan. No adjustment shall be made for cash or stock dividends or other rights for which the record date is prior to the date when such applicable Shares are issued, except as provided in the Plan.

10. Taxes and Withholding	You will be solely responsible for payment of any and all applicable taxes, including without limitation any penalties or interest based upon such tax obligations, associated with this Award.

The delivery to you of any Shares underlying vested Restricted Share Units will not be permitted unless and until you have satisfied any withholding or other taxes that may be due. Any such tax withholding obligations may be settled in the Company’s discretion by the Company withholding and retaining a portion of the Shares from the Shares that would otherwise be deliverable to you under the vesting Restricted Share Units as provided in the next two sentences. Such withheld Shares will be applied to pay the withholding obligation by using the aggregate fair market value of the withheld Shares as of the date of settlement. You will be delivered the net amount of vested Shares after the Share withholding has been effected and you will not receive the withheld Shares. The Company will not deliver any fractional number of Shares.

11. Code Section 409A	This Award will be administered and interpreted to comply with Code Section 409A of the Internal Revenue Code of 1986, as amended. The provisions of the Plan concerning Code Section 409A will apply to this Award to the extent needed.

12. Restrictions on Resale	By signing this Agreement, you agree not to sell, transfer, dispose of, pledge, hypothecate, make any short sale of, or otherwise effect a similar transaction of any Shares acquired under this Award (each a “Sale Prohibition”) at a time when applicable laws, regulations or Company or underwriter trading policies prohibit the sale or disposition of Shares.

The Company shall have the right to designate one or more periods of time, each of which generally will not exceed one hundred eighty (180) days in length (provided however, that such period may be extended in connection with the Company’s release (or announcement of release) of earnings results or other material news or events), and to impose a sale prohibition (a “Sale Prohibition”), if the Company determines (in its sole discretion) that such limitation(s) is/are needed in connection with a public offering of Shares or to comply with an underwriter’s request or trading policy, or could in any way facilitate a lessening of any restriction on transfer pursuant to the Securities Act or any state securities laws with respect to any issuance of securities by the Company, facilitate the registration or qualification of any securities by the Company under the Securities Act or any state securities laws, or facilitate the perfection of any exemption from the registration or qualification requirements of the Securities Act or any applicable state securities laws for the issuance or transfer of any securities. The Company may issue stop/transfer instructions and/or appropriately legend any stock certificates issued pursuant to this Award in order to ensure compliance with the foregoing.

If the sale of Shares acquired under this Award is not registered under the Securities Act, but an exemption is available which requires an investment representation or other representation and warranty, you shall represent and agree that the Shares being acquired are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations and warranties as are deemed necessary or appropriate by the Company and its counsel.

You may also be required, as a condition of this Award, to enter into any Company stockholder agreement or other agreements that are applicable to stockholders.

13. Clawback Policy	You expressly acknowledge and agree to be bound by Section 6.16 of the Plan, which contains provisions addressing the Company’s policy on recoupment of equity or other compensation.

14. No Retention Rights	Your Award or this Agreement does not give you the right to be retained by the Company (or any Parent or any Subsidiaries or Affiliates) in any capacity. The Company (or any Parent and any Subsidiaries or Affiliates) reserves the right to terminate your Service at any time and for any reason.

15. Extraordinary Compensation	This Award and the Shares subject to the Award are not intended to constitute or replace any pension rights or compensation and are not to be considered compensation of a continuing or recurring nature, or part of your normal or expected compensation, and in no way represent any portion of your salary, compensation or other remuneration for any purpose, including but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

16. Adjustments	In the event of a stock split, a stock dividend or a similar change in the Company stock, the number of outstanding Restricted Share Units covered by this Award shall be adjusted (and rounded down to the nearest whole number) pursuant to the Plan. Your Restricted Share Units shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity.

17. Legends	All certificates or book entries representing the Common Stock issued under this Award may, where applicable, have endorsed thereon the following notations or legends and any other notation or legend the Company determines appropriate:

18. Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of California without reference to the conflicts of law provisions thereof.

19. Regulatory Compliance	The issuance of Common Stock pursuant to this Agreement shall be subject to full compliance with all applicable requirements of law and the requirements of any stock exchange or interdealer quotation system upon which the Common Stock may be listed or traded.

20. Binding Effect; No Third Party Beneficiaries	This Agreement shall be binding upon and inure to the benefit of the Company and you and any respective heirs, representatives, successors and permitted assigns. This Agreement shall not confer any rights or remedies upon any person other than the Company and you and any respective heirs, representatives, successors and permitted assigns. The parties agree that this Agreement shall survive the settlement or termination of the Award.

21. Notice	Any notice to be given or delivered to the Company relating to this Agreement shall be in writing and addressed to the Company at its principal corporate offices. All notices shall be deemed effective upon personal delivery or upon deposit in the postal mail, postage prepaid and properly addressed to the Company. Any notice to be given or delivered to you relating to this Agreement may be delivered by electronic form including without limitation by email (including prospectuses required by the SEC) as well as all other documents that the Company is required to deliver to its security holders (including annual reports and proxy statements). The Company may also deliver these documents by posting them on a web site maintained by the Company or by a third party under contract with the Company.

22. Voluntary Participant	You acknowledge that you are voluntarily participating in the Plan.

23. No Rights to Future Awards	Your rights, if any, in respect of or in connection with this Award or any other Awards are derived solely from the discretionary decision of the Company to permit you to participate in the Plan and to benefit from a discretionary future Award. By accepting this Award, you expressly acknowledge that there is no obligation on the part of the Company to continue the Plan and/or grant any additional Awards to you or benefits in lieu of other Awards even if Awards have been granted repeatedly in the past. All decisions with respect to future Awards, if any, will be at the sole discretion of the Committee.

24. Future Value	The future value of the underlying Shares is unknown and cannot be predicted with certainty. If the underlying Shares do not maintain or increase their value after the Date of Award, the Award could have little or no value. If you obtain Shares under this Award, the value of the Shares acquired upon settlement may subsequently increase or decrease in value, and could decrease to a value less than the taxes payable upon settlement.

25. No Advice Regarding Award	The Company has not provided any tax, legal or financial advice, nor has the Company made any recommendations regarding your participation in the Plan, or your acquisition or sale of the underlying Shares. You are hereby advised to consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan.

26. No Right to Damages	You will have no right to bring a claim or to receive damages if any portion of the Award is cancelled or expires. The loss of existing or potential profit in the Award will not constitute an element of damages in the event of the termination of your Service for any reason, even if the termination is in violation of an obligation of the Company or a Parent or a Subsidiary or an Affiliate to you.

27. Data Privacy	You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this document by the Company for the exclusive purpose of implementing, administering and managing your participation in the Plan. You understand that the Company holds certain personal information about you, including, but not limited to, name, home address and telephone number, date of birth, gender, social security or insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Awards or any other entitlement to Shares awarded, cancelled, purchased, exercised, vested, unvested or outstanding in your favor for the purpose of implementing, managing and administering the Plan (“Data”). You understand that the Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in your country or elsewhere and that the recipient country may have different data privacy laws and protections than your country. You authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data, as may be required to a broker or other third party with whom you may elect to deposit any Shares acquired under the Plan.

28. Other Information	You agree to receive stockholder information, including copies of any annual report, proxy statement and periodic report, from the Company’s website, if the Company wishes to provide such information through its website. You acknowledge that copies of the Plan, Plan prospectus, Plan information and stockholder information are also available upon written or telephonic request to the Plan’s administrator.

29. Further Assistance	You agree to provide assistance reasonably requested by the Company in connection with actions taken by you while providing services to the Company, including but not limited to assistance in connection with any lawsuits or other claims against the Company arising from events during the period in which you rendered service to the Company.

30. Legal Compliance	The Company (or any Parent or any Subsidiaries or Affiliates) is not responsible for your legal compliance requirements relating to this Award, including, but not limited to, tax reporting.

31. Additional Conditions	If the Company shall determine, in its sole discretion, that the consent or approval of any governmental authority is necessary or desirable as a condition to the payment of benefits to you pursuant to the Plan, such payment shall not occur until such registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

32. Enforcement	The Company will be entitled to enforce its rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights to which it may be entitled. You agree and acknowledge that money damages may not be an adequate remedy for breach of the provisions of this Agreement and that the Company may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

33. Nondisclosure of Confidential Information	You acknowledge that the businesses of the Company is highly competitive and that the Company’s strategies, methods, books, records, and documents, technical information concerning their products, equipment, services, and processes, procurement procedures and pricing techniques, the names of and other information (such as credit and financial data) concerning former, present or prospective customers and business affiliates, all comprise confidential business information and trade secrets which are valuable, special, and unique assets which the Company uses in their business to obtain a competitive advantage over competitors. You further acknowledge that protection of such confidential business information and trade secrets against unauthorized disclosure and use is of critical importance to the Company in maintaining its competitive position. You acknowledge that by reason of your duties to and association with the Company, you have had and will have access to and have and will become informed of confidential business information which is a competitive asset of the Company. You hereby agree that you will not, at any time during or after employment, make any unauthorized disclosure of any confidential business information or trade secrets of the Company, or make any use thereof, except in the carrying out of services responsibilities. You shall take all necessary and appropriate steps to safeguard confidential business information and protect it against disclosure, misappropriation, misuse, loss and theft. Confidential business information shall not include information in the public domain (but only if the same becomes part of the public domain through a means other than a disclosure prohibited hereunder). The above notwithstanding, a disclosure shall not be unauthorized if (i) it is required by law or by a court of competent jurisdiction or (ii) it is in connection with any judicial, arbitration, dispute resolution or other legal proceeding in which your legal rights and obligations as a service provider or under this Agreement are at issue; provided, however, that you shall, to the extent practicable and lawful in any such events, give prior notice to the Company of your intent to disclose any such confidential business information in such context so as to allow the Company an opportunity (which you will not oppose) to obtain such protective orders or similar relief with respect thereto as may be deemed appropriate. Any information not specifically related to the Company would not be considered confidential to the Company. In the event of any conflict in terms between this Section 33 and the terms of any Company confidentiality or proprietary information agreement you have executed, the terms of such other confidentiality or proprietary information agreement shall prevail and govern.